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                                                                    EXHIBIT 5.01


                                February 26, 1998


HNC Software Inc.
5930 Cornerstone Court West
San Diego, California 92121

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-3 (File Number 333-46419) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on February 17,
1998 in connection with the registration under the Securities Act of 1933, as amended, of (a) up to $100,000,000 aggregate principal amount of your ___% Convertible Subordinated Notes due 2003 (the "Notes") and (b) the shares of Common Stock, $0.001 par value per share (the "New Shares") issuable upon conversion of the Notes. The Notes are to be issued under an Indenture between you and the First National Bank of Boston as trustee (the "Indenture"). The Notes are to be sold to the underwriters named in the Registration Statement for resale to the public.

      In rendering this opinion, we have examined the following:

      (1) your Registration Statement, together with the Exhibits filed as a part thereof;

      (2)   the Prospectuses prepared in connection with the Registration
            Statement;

      (3) the Indenture between you and the First National Bank of Boston as trustee;

      (4) the Opinion Letter of Winthrop, Stimson, Putnam & Roberts dated February 26, 1998;

      (5) the minutes of the meetings of the Board of Directors held on February 13, 1998 and February 25, 1998;

      (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

      (7) a list of the Company's stockholders, dated December 16, 1997, issued by the Company's transfer agent, Boston EquiServe Limited Partnership, and a list of outstanding options, warrants, convertible securities and other rights to purchase the Company's securities; and
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HNC Software Inc.
February 26, 1998
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      (8)   your registration statement on Form 8-A (File Number 0-26146) filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by a telephone call to the offices of the Commission.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California. Except for the matters referred to in the last sentence of this paragraph, the opinions expressed herein are limited to the existing laws of the State of California and the Delaware General Corporation Law. In rendering the opinions expressed herein relating to matters governed by the laws of the State of New York, we have relied solely on the opinion of Winthrop, Stimson, Putnam & Roberts described above.

      Based upon the foregoing, it is our opinion that (a) up to $100,000,000 aggregate principal amount of the Notes that may be issued and sold by you, when issued and sold in the manner referred to in the Registration Statement and the Indenture, will be validly issued, fully paid and nonassessable and will be binding obligations of HNC Software Inc. and (b) the New Shares issued upon conversion of the Notes in the manner referred to in the Registration Statement, the Notes and the Indenture will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.

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HNC Software Inc.
February 26, 1998
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      This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Notes and is not to be relied upon for any other purpose.

                                    Very truly yours,


                                    FENWICK & WEST LLP